EXHIBIT 16.1

August 16, 2018

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 20549

Ladies and Gentlemen:

We have read the statements under Item 4.01 in the Form 8-K dated August 13, 2018, of Spotlight Innovation, Inc. (the “Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to agree or disagree with the other statements made by the Company in the Form 8-K.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

August 16, 2018